TEXAS MINERAL RESOURCES CORP. 8-K

Exhibit 99.1

Texas Mineral Resources Significantly Expands Project Exploration Area of 2021 Mineral Exploration and Option Agreement with Santa Fe Gold in the New Mexico Black Hawk Mining District

SIERRA BLANCA, TX— (Accesswire- May 30, 2024) – Texas Mineral Resources Corp. (OTCQB: TMRC)

●	Project area is expanded from 80 acres to approximately 1,600 acres and we will jointly work with Santa Fe on a best-efforts basis to achieve a financing facility.
●	Initial target silver property has been selected by TMRC within the Black Hawk Mining District among patented and unpatented claims held by Santa Fe Gold.
●	Geology believed to be characterized by narrow, high-grade silver veins.
●	Bankable feasibility study planned to be conducted in measured phases, with the goal of minimizing financing risk.
●	Permit application for exploratory drilling has been submitted to the State of New Mexico.

Texas Mineral Resources Corp. (TMRC), an exploration company currently targeting the heavy rare earths, technology metals and a variety of industrial minerals through its joint-venture Round Top Mountain project in Texas with USA Rare Earth, is pleased to announce the execution of an amendment to the 2021 Mineral Exploration and Option Agreement with Santa Fe Gold Corp., expanding the project area to be analyzed to determine the feasibility of a potential silver mining exploration and development project consisting of patented and unpatented mining claims held by Santa Fe Gold within the Black Hawk Mining District in Grant County, New Mexico. Completion of the potential joint venture agreement is subject to a satisfactory outcome of a multi-phase exploration plan and completion of a favorable bankable feasibility study. It is currently expected that TMRC would be the project operator and initially own 50.5% of the joint venture while Santa Fe Gold would initially own 49.5%.

The Black Hawk Mining District is located approximately thirteen miles west of Silver City, New Mexico. As documented in USGS*, New Mexico** state reports and Society of Mining Engineers*** reports, mineralization in this district, in general geological terms, consists of numerous, narrow carbonate veins containing high silver values in randomly distributed small lenses or “shoots.” It is one of a well-known geologic type of mineral deposit generally referred to as the “five-element veins.” Worldwide, approximately twenty of these types of deposits have been identified, including the historically important silver mining camps of Cobalt, Ontario; Joachimsthal, Czech Republic; Anneberg, Saxony; and the Port Radium district in Northwest Territory, Canada. The signature characteristics of this type of deposit are high silver grades and its occurrence as native (metallic) silver.

The two principal historic mines in the Black Hawk district, the Black Hawk and the Alhambra, operated in the early 1890s and both closed after the silver price collapse of 1893. While engineering grade information from these mines doesn’t exist, we believe available information suggests that this type of mineralization may respond well to state-of-the art electro-geophysical exploration methods. If this cost-effective method can be used to identify and precisely locate these ore shoots, and avoid the prohibitively expensive, traditional method of statistical drilling of the vein with angled holes from the surface, potential for economically viable mining operations may exist. The exploration program will also assess recovery potential for critical mineral co-products including cobalt, nickel, and uranium, which we believe may occur in the Black Hawk district.

Under the amendment to the Mineral Exploration and Option Agreement, TMRC plans to conduct a district-wide evaluation among the approximately 1,600 acres of patented and unpatented claims held by Santa Fe Gold, anticipated to consist of geologic mapping, sampling, trenching, radiometric surveying, geophysics, drilling and/or other methods as may be pursued. In the 2021 Mineral Exploration and Option Agreement, TMRC was to designate one 80-acre tract as the “project area” and commence detailed exploration work. The “project area” covered in the amended Mineral Exploration and Option Agreement has been expanded to approximately 1,600 acres.

Since signing the Mineral Exploration and Option Agreement in 2021, TMRC has announced the completion of a geophysical investigation using multiple variations of electro-magnetic surveying within the Black Hawk Mining District. Work was centered around the historic Alhambra mine and was chosen as the initial area of investigation because of favorable topography and availability of certain non-engineering grade historical data. Results of this geophysical survey identified 16 drill targets within the Alhambra mine area worthy of analysis. We believe that the next phase of exploration will consist of exploratory drilling with the goal of confirming the existence of silver veins in the areas indicated by geophysical mapping. A permit application has been submitted to the state of New Mexico.

Dan Gorski, CEO, observes, “the geophysical technique we expect to use for this project is a modification of a system used to detect buried metallic objects such as pipes, tanks and unexploded ordinance. It is, in effect, a large-scale metal detector. Several variations were utilized resulting in an arrangement of transmitters and receivers that acquired data through a believed depth range of approximately 120 feet. The area selected for drilling is immediately north of the historic Alhambra mine. Potential targeted areas lie along the northward projection of the Alhambra vein or in parallel structures. Approximately 55 drill holes are planned which aggregate approximately 6,500 feet of diamond drill core. The objective of this phase of work will be to prove the geophysical method and to test a geologically favorable area at shallow depth.

“The completion and subsequent analysis of the geophysical survey was the impetus in amending the Mineral Exploration and Option Agreement”, said Anthony Marchese, chairman. “We look forward to completion of the next phase of exploratory drilling and if such exploration should warrant further pursuit, then having exclusive access to the entire 1600-acre district rather than 80 acres has the potential to expand the size, scope and profitability of the project.”

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*Gillerman E. and Whitebread D. H. (1956) Uranium Bearing Nickel-Cobalt-Native Silver Deposits, Black Hawk District, Grant County New Mexico, USGS Bull 1009-K.

https://bit.ly/33wbUtb

**Gillerman E, (1964) Mineral Deposits of Western Grant County, New Mexico, New Mexico Bureau of Mines & Mineral Resources, Bulletin 83, p 142-151.

https://bit.ly/3o9WgLP

***Gillerman E, (1959) Alhambra Cobalt-Nickel-Silver Deposit, Black Hawk District, New Mexico, Society of Mining Engineers of AIME, Preprint No. 59-105

https://bit.ly/3mnioC0

About Texas Mineral Resources Corp.

Texas Mineral Resources Corp.'s focus is to develop and commercialize its Round Top heavy-rare earth, technology metals, and industrial minerals project located in Hudspeth County, Texas, 85 miles southeast of El Paso through its joint venture with USA Rare Earth LLC. Additionally, the Company plans to continue its business strategy of identifying and potentially developing alternative sources of strategic minerals as well as developing other domestic mining projects in more traditional metals. The Company’s common stock trades on the OTCQB U.S. tier under the symbol “TMRC.”

Cautionary Note to Investors

The United States Securities and Exchange Commission ("SEC") limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce and that are compliant with SEC Industry Guide 7. Investors are cautioned not to assume than any part or all of the proposed project in the Black Hawk Mining District contains any mineral deposits that will ever be converted into resources or that any inferred mineral resource or measured and indicated resources exists or is economically or legally mineable. The proposed project does not contain any known proven or probable ore reserves or mineral resource compliant with SEC Industry Guide 7 reporting standards. Investors are urged to consider closely the disclosure set forth in TMRC’s latest reports filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the potential development, financing, economic feasibility, resource, grade and other mineralization characteristics, and drilling and exploration methods that may be utilized in potential exploration of the Black Hawk Mining District project. When used in this press release, the words “potential,” “objective,” “goal,” “business strategy,” “plans,” “suggests,” “indicate,” “expect,” “can,” “intend,” “should,” “hopes,” “believe,” “may,” “will,” “if, “anticipate,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material and mineral resource estimates, risks to projected and estimated economics not reflecting actual economic results due to the uncertainty of mining processes, potential non-uniform sections of mineralized material, potential mining hazards and accidents, changes in equipment and labor costs, changes in projected mineral prices and demand, competition in the mining industry, risks related to project development determinations, the inherently hazardous nature of mining-related activities, potential effects on the Company's operations of environmental regulations, risks due to legal proceedings, liquidity risks and risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K as filed on November 29, 2023 and other reports filed with the U.S. Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements.

Company Contact:

Texas Mineral Resources Corp.
Anthony Marchese, Chairman
E-mail: amarchese@tmrcorp.com

Twitter: @TexasMineralRes